Exhibit 107

Calculation of Filing Fee Tables

Post-Effective Amendment No. 2 to Form F-1 on Form F-3

(Form Type)

Allego N.V.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	—	—	—	—	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	Equity	Primary Offering Ordinary Shares underlying warrants	415(a)(6)	13,799,948(2)		$158,699,402		—	F-1	333-264056	June 6, 2022	$14,711.43

Carry Forward Securities	Equity	Secondary Offering Ordinary Shares and Ordinary Shares underlying warrants	415(a)(6)	68,132,943(3)		$1,161,666,678.15		—	F-1	333-264056	June 6, 2022	$107,686.50

	Total Offering Amounts					$1,320,366,080.15		—

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$0.00

(1)	Pursuant to Rule 416(a), an indeterminable number of additional securities are also being registered to prevent dilution from stock splits, stock dividends or similar transactions.

(2)

Consists of 13,799,948 Ordinary Shares (as defined in this Registration Statement) that may be issued upon the exercise of Warrants (as defined in this Registration Statement) to purchase Ordinary Shares, which were originally issued by Spartan Acquisition Corp. III (“Spartan”), and were converted into Warrants to purchase Ordinary Shares upon the closing of the Business Combination (the “Business Combination”).

(3)

Consists of the resale by the Selling Securityholders (as defined in this Registration Statement) of up to (i) 13,700,000 Ordinary Shares that were issued in exchange for Spartan Founders Stock (as defined in this Registration Statement) upon the closing of the Business Combination, (ii) 12,000,000 Ordinary Shares issued to a limited number of qualified institutional buyers and institutional and individual accredited investors on the closing of the Business Combination, (iii) 41,097,994 Ordinary Shares that were issued to E8 Partenaires, a French société par actions simplifée, upon the closing of the Business Combination and (iv) 1,334,949 Ordinary Shares that were issued to AP Spartan Energy Holdings III (PPW), LLC at a price of $11.50 per share on a cashless exercise basis upon its exercise of 9,360,000 Warrants to purchase Ordinary Shares, which were originally Private Placement Warrants purchased at a price of $1.50 per Private Placement Warrant that were automatically converted into Warrants upon the closing of the Business Combination.

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